UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2013, the New York Stock Exchange (the “NYSE”) filed a Form 25 indicating its intention to remove the common stock of Lone Pine Resources Inc. (the “Company”) from listing and registration on the NYSE at the opening of business on October 22, 2013, pursuant to the provisions of Rule 12d2-2(b) of the Securities Exchange Act of 1934.  As previously disclosed, the NYSE determined that the Company was not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “LCM”) in view of the fact that it had fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of less than $15,000,000, which is a minimum threshold for listing.  In addition, the Company had previously fallen below the NYSE’s continued listing standard in Section 802.01B of the LCM which requires the Company to maintain an average global market capitalization over a consecutive 30 trading day period of not less than $75,000,000 and its business plan materials were under review.  Furthermore, the Company had also previously fallen below the NYSE’s continued listing standard in Section 802.01C of the LCM for average closing price of less than $1.00 over a consecutive 30 trading day period and continued to operate under a cure period.  Trading in the Company’s common stock on the NYSE was suspended before the opening of the trading session on September 16, 2013.  In light of the Company’s pending restructuring, trading of the Company’s common stock on the Toronto Stock Exchange has also been halted, and the Company anticipates that the trading halt will remain in effect pending delisting of the common stock on October 31, 2013.  Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2013 for additional information regarding the Company’s pending restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: October 18, 2013	By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary